NATIONSLINK FUNDING CORPORATION

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert W. Long, Esq., John T. McCarthy and James E. Naumann as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of NationsLink Funding Corporation), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                      TITLE                          DATE

/s/ John T. McCarthy           Director (President and        December 30, 1997
John T. McCarthy               Chief Executive Officer)

/s/ Michael D. Malone          Director                       December 30, 1997
Michael D. Malone

/s/ James E. Naumann           Director                       December 30 , 1997
James E. Naumann               (Chief Accounting Officer
                               and Chief Financial Officer)